EXHIBIT 23.4

CONSENT OF CROWE CHIZEK AND COMPANY LLC

We consent to the use in this Registration Statement of Sun American Bancorp on Amendment No. 1 to Form S-4 of our report dated February 10, 2006 with respect to the financial statements of Independent Community Bank as of December 31, 2005 and the year then ended and the reference to our firm under the caption “Experts”.

Crowe Chizek and Company LLC

/s/ Crowe Chizek and Company LLC

Fort Lauderdale, Florida

December 4, 2006